UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2014

FLEXTRONICS INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in Its Charter)

Singapore	0-23354	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Changi South Lane, Singapore	486123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (65) 6876-9899

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On March 31, 2014 (the “Closing Date”), Flextronics International Ltd. (the “Company”) and certain of its subsidiaries, as borrowers, entered into a new $2.0 billion Credit Agreement (the “New Credit Facility”) with Bank of America, N.A., as Administrative Agent and Swing Line Lender, Citibank, N.A., as Syndication Agent, Bank of America as L/C Issuer, BNP Paribas, HSBC Bank USA, National Association, JPMorgan Chase Bank, N.A., the Royal Bank of Scotland plc and The Bank of Nova Scotia, as Co-Documentation Agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets, Inc., BNP Paribas Securities Corp., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, RBS Securities Inc. and The Bank of Nova Scotia, as Joint Lead Arrangers and Joint Bookrunners, and the other Lenders party thereto. The New Credit Facility, which matures on March 31, 2019, consists of (i) a $1.5 billion revolving credit facility with a sublimit of $300 million available for swing line loans and a sublimit of $150 million available for the issuance of letters of credit and (ii) a $500 million term loan facility.  The New Credit Facility permits the Company, at its option, to add one or more incremental term loan facilities and/or increase the revolving commitments in an aggregate amount not to exceed $500 million. Any incremental term loan facility or increase in revolving commitments would be on terms to be agreed among the Company, the Administrative Agent, and the lenders who agree to participate in the facility.

On the Closing Date, the Company borrowed $500 million under the term loan facility of the New Credit Facility for working capital and to repay approximately $438.5 million of outstanding term loans including interest and fees owing under the Company’s existing $2.0 billion Credit Agreement, dated as of October 19, 2011, among the Company and certain of its subsidiaries, as borrowers, Bank of America, N.A., as Administrative Agent and Swing Line Lender, and the other Lenders party thereto (the “Existing Credit Facility”), which term loans were otherwise due to mature on October 19, 2016.  The New Credit Facility replaced the Company’s Existing Credit Facility, which was terminated on the Closing Date.

Borrowings under the New Credit Facility bear interest, at the Company’s option, either at (i) the Base Rate, which is defined as the greatest of (a) the Administrative Agent’s prime rate, (b) the federal funds effective rate, plus 0.50% and (c) one-month LIBOR (the London Interbank Offered Rate), plus 1.0%; plus, in the case of each of clauses (a) through (c), an applicable margin ranging from 0.125% to 1.125% per annum, based on the Company’s credit ratings (as determined by Standard & Poor’s Rating Services and Moody’s Investor Service) or (ii) LIBOR plus the applicable margin for LIBOR loans ranging from 1.125% to 2.125% per annum, based on the Company’s credit ratings. The Company is required to pay a quarterly commitment fee on the unutilized portion of the revolving credit commitments under the New Credit Facility ranging from 0.15% to 0.40% per annum, based on the Company’s credit ratings. The Company is also required to pay letter of credit usage fees ranging from 1.125% to 2.125% per annum (based on the Company’s credit ratings) on the amount of the daily average outstanding letters of credit and a fronting fee of 0.125% per annum on the undrawn and unexpired amount of each letter of credit.

The New Credit Facility is unsecured, and contains customary restrictions on the ability of the Company and its subsidiaries to (i) incur certain debt, (ii) make certain investments, (iii)

make certain acquisitions of other entities, (iv) incur liens, (v) dispose of assets, (vi) make non-cash distributions to shareholders, and (vii) engage in transactions with affiliates. These covenants are subject to a number of significant exceptions and limitations. The New Credit Facility also requires that the Company maintain a maximum ratio of total indebtedness to EBITDA (earnings before interest expense, taxes, depreciation and amortization), and a minimum interest coverage ratio, as defined, during the term of the New Credit Facility. Borrowings under the New Credit Facility are guaranteed by the Company and certain of its subsidiaries.

The New Credit Facility contains customary events of default.  If an event of default under the New Credit Facility occurs and is continuing, then the Administrative Agent shall, at the request of, or may, with the consent of, the required lenders, declare any outstanding obligations under the New Credit Facility to be immediately due and payable.  In addition, if an actual or deemed entry of an order for relief with respect to the Company is made under the United States bankruptcy code or comparable foreign law, then any outstanding obligations under the New Credit Facility will automatically become immediately due and payable.

The foregoing description of the New Credit Facility is not complete and is qualified in its entirety by reference to the full terms and conditions of the New Credit Facility, which is filed as Exhibit 10.01 to this Current Report on Form 8-K.

Some of the lenders under the New Credit Facility and the Existing Credit Facility and/or their respective affiliates have from time to time performed and may in the future perform various commercial banking, investment banking and other financial advisory services for the Company and/or its subsidiaries in the ordinary course of business, for which they received or will receive customary fees and commissions.

Item 1.02  Termination of a Material Definitive Agreement.

The information set forth above under Item 1.01 with respect to the Existing Credit Facility is hereby incorporated by reference into this Item 1.02.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit

10.01

Credit Agreement, dated as of March 31, 2014, among Flextronics International Ltd. and certain of its subsidiaries, as borrowers, Bank of America, N.A., as Administrative Agent and Swing Line Lender, and the other Lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXTRONICS INTERNATIONAL LTD.

Date: April 1, 2014	By:	/s/ Christopher Collier
		Name:	Christopher Collier
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.01

Credit Agreement, dated as of March 31, 2014, among Flextronics International Ltd. and certain of its subsidiaries, as borrowers, Bank of America, N.A., as Administrative Agent and Swing Line Lender, and the other Lenders party thereto.